EXHIBIT 23.01
Consent of Independent Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 27, 2000 relating to the financial statements and the financial statement schedule of Carpenter Technology Corporation and subsidiaries which appears in Carpenter Technology Corporation's Annual Report on Form 10-K for the year ended June 30, 2000.

s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2001